UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2025

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 925-7049

___________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 24, 2025, Artelo Biosciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), for the private placement (the “Private Placement”) of (i) 136,843 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at $5.82 per share, (ii) pre-funded warrants to purchase 93,180 shares of Common Stock at an exercise price of $0.001 per Share (the “Pre-Funded Warrants”), (iii) warrants to purchase 460,046 shares of Common Stock at an exercise price of $5.82 per share (the “$5.82 Warrants”), and (ii) warrants to purchase 230,023 shares of Common Stock at an exercise price of $10.00 per share (the “$10.00 Warrants”). The Pre-Funded Warrants, the $5.82 Warrants and the $10.00 Warrants are collectively referred to herein as the “Warrants” and the shares issuable upon such Warrants, the “Warrant Shares.”

Each Share or, at the election of the Purchaser in lieu of Shares, each Pre-Funded Warrant, was issued and sold along with two (2) $5.82 Warrants and one (1) $10.00 Warrant. The combined purchase price for the securities was (i) $6.195 per Share of Common Stock and three accompanying Warrants and (ii) $6.194 per Pre-Funded Warrant and three accompanying Warrants. The Private Placement is expected to close on June 26, 2025 (the “Closing Date”), subject to customary closing conditions.

The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, subject to the Beneficial Ownership Limitation described below. The $5.82 Warrants and $10.00 Warrants are exercisable immediately and have a term of exercise equal to five (5) years from the Closing Date, subject to the Beneficial Ownership Limitation described below.

The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of Common Stock underlying the Warrants to the holder. A holder of a Warrant may not exercise any such Warrant to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99% (the “Beneficial Ownership Limitation”).

The gross proceeds from the Private Placement, before deducting offering expenses payable by the Company, are expected to be approximately $1.425 million (or up to approximately $6.403 million in gross proceeds if the Warrants are fully exercised for cash). The Company will use commercially reasonably efforts to use $250,000 of the net proceeds from the Private Placement to purchase $250,000 of the digital currency known as SOL and the balance of the net proceeds for general corporate and working capital purposes.

In addition, pursuant to the Purchase Agreement, the Company also agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) within fifteen (15) days following the closing of the Private Placement (subject to certain exceptions) for purposes of registering the resale of the Shares (including the Warrant Shares), to use its commercially reasonable efforts to have such registration statement declared effective as promptly as practicable, and to keep such registration statement effective for so long as any Shares or Warrant Shares remain outstanding and are not freely tradable without restriction under Rule 144.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

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The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Purchasers represented that they were accredited investors within the meaning of Rule 501(a) of Regulation D and were acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives. The offer and sale of the securities in the Private Placement were not registered or qualified under the Securities Act or any state securities laws, and such securities may not be reoffered or resold in the United States absent registration or qualification under the Securities Act or applicable state securities laws or an applicable exemption therefrom.

The foregoing description of the Purchase Agreement, Pre-Funded Warrants, $5.82 Warrants and $10.00 Warrants does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, Pre-Funded Warrants, $5.82 Warrants and $10.00 Warrants filed as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated in this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On June 25, 2025, the Company issued a press release announcing that it has entered into the Purchase Agreement. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

All of the information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Pre-Funded Warrant
4.2	Form of $5.82 Warrant
4.3	Form of $10.00 Warrant
10.1	Form of Securities Purchase Agreement by and between Artelo Biosciences Inc. and the purchasers named therein
99.1	Press Release, dated June 25, 2025
104	Cover Page Interactive Data File (embedded within the XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

Date: June 26, 2025	/s/ Gregory D. Gorgas
Gregory D. Gorgas
President & Chief Executive Officer

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